As filed with the Securities and Exchange Commission on October 18, 1994
                                            Registration No. 33-53875

________________________________________________________________________

                   SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549

                             AMENDMENT NO. 1
                                   TO
                                FORM S-3
                        REGISTRATION STATEMENT
                                 Under
                       THE SECURITIES ACT OF 1933
                         ______________________

                       CADENCE DESIGN SYSTEMS, INC.
           (Exact name of Registrant as specified in its charter)
     Delaware                                             77-0148231
  (State or other jurisdiction of                       (I.R.S. Employer
   incorporation or organization)                       Identification No.)
                         ______________________

                         555 River Oaks Parkway
                       San Jose, California  95134
                            (408) 943-1234
           (Address, including zip code, and telephone number, including area code, of Registrant's principal executive offices)
                           ____________________

                             James Given, Esq.
                            Corporate Counsel
                       Cadence Design Systems, Inc.
                         555 River Oaks Parkway
                       San Jose, California  95134
                             (408) 943-1234
      (Name, address, including zip code, and telephone number, including area code, of agent for service)
                          ____________________

                             Copies to:
                         Edwin N. Lowe, Esq.
                         David W. Healy, Esq.
                         Eileen Duffy Robinett, Esq.
                              Fenwick & West
                     Two Palo Alto Square, Suite 800
                     Palo Alto, California  94306
                          ____________________

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this Registration
Statement until the earlier of the sale of all shares registered hereunder or August 31, 1996.

If the only securities being registered on this Form are
being offered pursuant to dividend or interest reinvestment plans, please check the following box.
                               ----

If any of the securities being registered on this Form are
to be offered on a delayed or continuous basis pursuant
to Rule 415 under the Securities Act of 1933, other than
securities offered only in connection with dividend or interest
reinvestment plans, check the following box   x
                                            -----

                   Calculation Of Registration Fee

                                    Proposed   Proposed
                                    Maximum    Maximum
Title of Each                       Offering   Aggregate
Class of Securities  Amount to be   Price per  Offering   Amount of
to be Registered     Registered     Share(1)   Price(1)   Registration Fee
- -------------------  ------------  ----------  ---------  ----------------
Common Stock, $0.01   2,269,340    $14.6875   $33,330,932   $11,494(2)
par value per share


(1) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457(c) promulgated under the Securities Act of 1933, based on the market price of the Registrant's Common Stock on May 25, 1994.

(2)  The Company paid a registration fee of $11,903 in
connection with its filing of the Registration Statement on
May 27, 1994.
                       ______________________

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

______________________________________________________________________
______________________________________________________________________

                                PROSPECTUS
______________________________________________________________________
______________________________________________________________________

                             2,269,340 Shares

                       CADENCE DESIGN SYSTEMS, INC.
                               Common Stock
                           ____________________

     All of the shares of Common Stock of Cadence Design Systems, Inc. (the "Company") offered hereby are being sold by the Selling Stockholders named herein under "Selling Stockholders." Such shares are being offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), during the period of time that the Registration Statement to which this Prospectus relates is kept effective but no later than August 31, 1996. It is anticipated that the Selling Stockholders will offer shares for sale from time to time at the then-prevailing market price. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by the Selling Stockholders. The Company's Common Stock is traded on the New York Stock Exchange ("NYSE") under the symbol "CDN." On October 14, 1994, the closing price of the Company's Common Stock on the NYSE was $19.50.

     Of the shares of Common Stock offered hereby, 1,850,000 shares (the "Comdisco Shares") were issued or are issuable by the Company in connection with its acquisition from Comdisco Systems, Inc. ("Comdisco Systems") of certain assets and liabilities (the "Comdisco Systems Business"), with the remaining 419,340 shares (the "Redwood Shares") having been issued by the Company in connection with its acquisition of Redwood Design Automation, Inc. ("Redwood").
                       ____________________

See "Risk Factors" for a discussion of certain factors that
should be considered in connection with an investment in the
Common Stock offered hereby.
                       ____________________

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY
OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.


               Price to           Underwriting                  Proceeds to
               Public             Discounts        Proceeds to  Selling
                                  and Commissions  Company(2)   Stockholders
 ---------------------------------------------------------------------------
Per Share      see text above      none           none        see text above
Total          see text above      none           none        see text above

(1) The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

(2) The Company will pay expenses of registration estimated at $64,000.

____________________________________________________________
____________________________________________________________

        The date of this Prospectus is October 18, 1994.

                     AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its regional offices located as follows: 7 World Trade Center, New York, New York 10048; and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained at prescribed rates by writing to the Commission, Public Reference Section, Washington, D.C. 20549. Such reports, proxy statements and other information concerning the Company may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission, Washington, D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, with respect to the shares of Common Stock offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. A copy of the Registration Statement may be inspected without charge at the offices of the Commission in Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission, upon the payment of the fees prescribed by the Commission.

           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

       Except to the extent modified or superseded by information contained herein, the Company's Annual Report on Form 10-K for the year ended December 31, 1993, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994 and June 30, 1994, the portions of the Company's proxy statement for the annual meeting held on May 17, 1994 that were incorporated by reference into the Company's Form 10-K for the year ended December 31, 1993 and the Form 8-A filed on August 29, 1990, as amended on May 26, 1994 (Commission File No. 1-10606), as filed with the Commission, are hereby incorporated by reference in this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     All documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in the Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates). Requests should be directed to James Given, Corporate Counsel, Cadence Design Systems, Inc., 555 River Oaks Parkway, San Jose, California 95134; telephone number (408) 943-1234.

       No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any Underwriter. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof or that there has been no change in the affairs of the Company since such date.

                         THE COMPANY

     The principal executive offices of the Company are located at 555 River Oaks Parkway, San Jose, California
95134 and its telephone number is (408) 943-1234.

                       RISK FACTORS

     Investors should consider carefully the following factors, in addition to the other information contained in this Prospectus, before purchasing the shares of Common
Stock offered hereby.

     Fluctuations in Operating Results. The Company's operating expenses are partially based on its expectations of future revenue. The Company's results of operations may be adversely affected if revenue does not materialize in a quarter as expected. Since expense levels are usually committed in advance of revenues and because only a small portion of expenses vary with revenue, the Company's operating results may be impacted significantly by lower revenue. Based on the Company's operating history and factors that may cause fluctuations in the quarterly results, quarter to quarter comparisons should not be relied upon as indicators of future performance. Although the Company's revenues are not generally seasonal in nature, the Company from time to time has experienced decreases in first quarter revenue versus the preceding fourth quarter which is believed to result primarily from the capital purchase cycles of the Company's customers. Due in part to restructuring charges incurred by the Company, the Company experienced net losses in 1990, 1991 and 1993 of $9,348,000, $22,403,000 and $12,779,000, respectively.

     Growth through Acquisitions. Since May 1988, the Company has participated in seven major mergers and acquisitions. These transactions have been motivated by a number of factors, including the desire to obtain new technologies, the desire to expand and enhance the Company's product lines and the desire to attract key personnel. Growth through acquisition has several identifiable risks, including risks related to integration of the previously distinct businesses into a single unit, the substantial management time devoted to such activities, undisclosed liabilities, the failure of anticipated cost savings, synergies and other benefits to materialize and product transition issues. Such risks contributed to the Company's losses during 1990, 1991 and 1993.

     Key Personnel. The Company is dependent upon the efforts and abilities of its senior management, its research and development staff and a number of other key management, sales, support and technical personnel. The success of the Company will depend to a large extent upon its ability to retain and continue to attract qualified technical and other employees. Competition for qualified personnel in the software industry is intense, and the loss of key employees could have a material adverse effect on the Company's business, operating results and financial condition, particularly if key personnel are subsequently employed by a competitor. The Company carries key man life insurance in the amount of $5 million with respect to its President and Chief Executive Officer, Joseph B. Costello.

     Technological Change. Because of rapid technological changes in the electronic design automation ("EDA") industry, the Company's future revenues will depend on its ability to develop or acquire new products and enhance its existing products on a timely basis to accommodate the latest technological advances in computer software and hardware. The Company's products are designed for a narrow technology and are dedicated to the design and manufacturing processes, procedures, techniques and methods currently in use by integrated circuit manufacturers. The EDA software tools currently licensed by the Company are usable primarily in connection with current manufacturing processes. Changes in manufacturing technology or processes could render one or more of the Company's software tools obsolete. The Company's EDA software tools currently have an estimated life cycle of between two and seven years. There can be no assurance that the Company will be able to avoid obsolescence of its products or that any new or enhanced products it develops or markets will be competitive or achieve market acceptance. Moreover, any significant delays in product development could result in a loss of competitiveness of the Company's products and loss of revenues.

     Competition. The Company faces intense competition in the EDA product market from a number of companies that sell competing products and from internal EDA software development groups of potential customers. Some of the Company's competitors may have substantially greater financial, marketing and technological resources than the Company. There can be no assurance that the Company will be able to compete successfully.

     Because the EDA industry is labor intensive rather than capital intensive, the number of potential competitors to the Company is great. A potential competitor who possesses the necessary knowledge of electronic circuit and systems design, production and operation could develop EDA tools using a moderately priced computer workstation and bring such tools to market quickly. If such an EDA software tool were to surpass the technology of a tool of the Company, the attention of customers might rapidly shift to the new tool, resulting in a precipitous decline in the sales of the Company's comparable product.

     The Company discounts EDA product prices, for example, where deemed necessary for competitive reasons or in connection with volume purchase agreements with major customers. In the past, discounts of up to 60% of the list prices of the EDA products have been given. Although the Company is striving to reduce discounts, it anticipates that it may be required to discount EDA product prices under similar circumstances in the future.

     Intellectual Property Rights. The Company relies principally upon trade secrets and copyright laws to protect its intellectual property rights. In general, the Company seeks to preserve its trade secrets by licensing (rather than selling) its products, by using nondisclosure agreements, by limiting access to confidential information and through other security measures. Despite these precautions, it may be possible for third parties to copy aspects of the Company's products or to obtain and use information that the Company regards as proprietary. The Company has relatively few patents, and existing copyright laws afford only limited protection. There has been an increase in the number of patents issued in the United States relating to EDA software and, accordingly, the risk of patent infringement in the industry can be expected to increase. In addition, the proprietary rights and laws of certain countries do not protect the Company's products and intellectual property rights to the same extent as do the laws of the United States.

     International Revenues. A large percentage of the total revenues of the Company has been derived from international sources, principally in Japan and Europe. International sales have constituted approximately one-half of the Company's total revenues for the years ended December 31, 1991, 1992 and 1993, and it is anticipated that international revenues will continue to constitute a significant portion of total revenues for the Company. International revenues are subject to certain increased risks normally associated with international operations, including, among others, adoption and expansion of government trade restrictions, currency conversion risks, limitations on repatriation of earnings and reduced protection of intellectual property rights. Due to adverse business conditions in Japan, the Company has experienced and may continue to experience a reduced level of activity from this important market. A continued low level or further reduction of orders from Japan could have a material adverse impact on the Company's results of operations. Many of the products offered by the Company are subject to restrictions on export under the regulations of the United States Department of Commerce and Department of State, and changes in United States export policy, as well as changes in the import restrictions of foreign countries, could have an adverse effect on the Company's business.

    Volatility of Stock Prices. The market price of the Company's Common Stock has been and may continue to be volatile. This volatility may result from a number of factors, including fluctuations in the Company's quarterly revenues and net income, announcements of technical innovations or new commercial products by the Company or its competitors, and market conditions in the EDA, semiconductor, telecommunications, computer hardware and computer software industries. In addition, the stock market has experienced and continues to experience extreme price and volume fluctuations which have affected the market prices of securities, particularly those of technology companies, and which have often been unrelated to the operating performance of the companies. These broad market fluctuations, as well as general economic and political conditions, may adversely affect the market price of the Company's Common Stock.

                      SELLING STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of October 12, 1994 by each Selling Stockholder named below. All of the Selling Stockholders except for Comdisco Systems (the "Redwood Selling Stockholders") acquired the shares of Common Stock offered hereby in connection with the Company's acquisition of Redwood, in which the Redwood Selling Stockholders exchanged their Redwood securities for Common Stock of the Company. Comdisco Systems acquired the Comdisco Shares in connection with the Company's acquisition of the Comdisco Systems Business. The Company is also a party to certain agreements with Comdisco, Inc. pursuant to which the Company leases certain equipment and subleases certain real estate. The following table assumes each Selling Stockholder sells all shares held by it in this offering. Except as described above or noted in the footnotes to the following table, no Selling Stockholder has had any material position, office or other relationship with the Company within the past three years. The Company is unable to determine the exact number of shares, if any, that will actually be sold pursuant to this prospectus.


                       Shares Beneficially                Shares Beneficially
                       Owned Prior                        Owned Prior
                       to Offering                        to Offering
                      ---------------------              -----------------
                                              Shares Being
Name                     Number(1)    Percent   Offered    Number  Percent
- ---------------------    -----------  -------  ----------  -----   -------
Comdisco Systems, Inc.   1,850,000(2)   4.7%    1,850,000   --      --

Allan E. Alcorn              1,989        *         1,989   --      --

John G. Balletto             6,166        *         6,166   --      --

James V. Barnett II            497        *          497    --      --

Bonnie Barnett                 497        *          497    --      --

Marshall G. Cox              1,193        *        1,193    --      --

James Downey                   994        *          994    --      --

Jean-Luc Grand-Clement         596        *          596    --      --

Henri Jarrat                 1,193        *        1,193    --      --

Mayfield Associates          2,984        *        2,984    --      --

Mayfield VI                 71,616        *       71,616    --      --

John A. McLaren              1,591        *        1,591    --      --

Merrill, Pickard,
Anderson & Eyre             74,083        *       74,083    --      --

Mohr, Davidow Ventures II   74,600        *       74,600    --      --

MPAE V Affiliates Fund, L.P. 1,511        *        1,511    --      --

Nippon Enterprises Development
Corp.                       11,936        *       11,936    --      --

Renascent, Inc.                795        *          795    --      --

Saratoga Boys' Club 50       1,989        *        1,989    --      --

Second Ventures, L.P.        2,387        *        2,387    --      --

Sequoia Capital V           67,140        *       67,140    --      --

Sequoia Technology
Partners V                   4,476        *        4,476    --      --

Sequoia XXI                  2,984        *        2,984    --      --

Marshall Smith                 198        *          198    --      --

Larry W. Sonsini                99        *           99    --      --

Stanford University(3)       2,984        *        2,984    --      --

Richard D. Stubblefield, Jr.   397        *          397    --      --

U.S. Venture Partners
 III(4)                     76,391        *       76,391    --      --

U.S.V. Entrepreneur
Partners(4)                    795        *          795    --      --

Robert M. Walker III         1,591        *        1,591    --      --

Gunnar A. Wetlesen           1,989        *        1,989    --      --

L. Curtis Widdoes, Jr.       1,989        *        1,989    --      --

WS Investment Company 90B      895        *          895    --      --

Tak Yamamoto                   795        *          795    --      --
______________________

*    Less than 1%.

(1) Approximately 15% of the shares of the Company's Common Stock beneficially owned by each Redwood Selling Stockholder are held in escrow to be available to compensate the Company for any claim, loss, expense, liability or other damage realized by the Company by reason of the breach by Redwood of any representation, warranty, covenant or agreement of Redwood contained in the Agreement of Merger and Plan of Reorganization dated as of July 8, 1994 to which the Company and Redwood are parties (the "Reorganization Agreement"). Subject to the resolution of unsatisfied claims of the Company, the escrow fund will terminate on August 31, 1995.

(2) Includes a warrant to purchase up to 1,300,000 shares of Common Stock which is immediately exercisable at $14.50 per share, subject to certain restrictions.

(3) Dr. John B. Shoven, a director of the Company, has served as Dean of Humanities and Sciences at Stanford
University since September 1993 and served as Professor of Economics at Stanford University from 1979 to August 1993.
He has also served as Director for the Center for Economic
Policy Research at Stanford University since 1988.

(4) Mr. Lucio Lanza, a consultant to the Company, is a venture partner of U.S. Venture Partners III.

                      PLAN OF DISTRIBUTION

Comdisco Systems

     In connection with the Company's acquisition of the Comdisco Systems Business, Comdisco Systems and its parent corporation, Comdisco, Inc., entered into an Agreement For Purchase and Sale of Assets (the "Comdisco Agreement") with the Company pursuant to which Comdisco Systems was granted certain registration rights. The Registration Statement of which this prospectus forms a part has been filed pursuant to the Comdisco Agreement. In the Comdisco Agreement, Comdisco Systems agreed to sell any of the Comdisco Shares offered by them pursuant to this prospectus in accordance with the manner of sale provisions set forth in Rule 144(f) promulgated under the Securities Act or otherwise in customary brokerage transactions on the NYSE and involving the payment by Comdisco Systems of customary brokers commissions in connection with such sales. No assurance can be given that Comdisco Systems will sell any of the Comdisco Shares or that Comdisco Systems will not sell such Comdisco Shares in a private transaction or other transaction that is exempt from the registration requirements of the Securities Act.

     Rule 144(f) permits sales in "brokers' transactions" (described below) or to market makers, and provides that the person selling the shares may not (1) solicit or arrange for the solicitation of orders to buy the shares in anticipation of or in connection with such transaction, or (2) make any payment in connection with the offer or sale of the shares to any person other than the broker who executes the order to sell the securities. In general, "brokers' transactions" are ones in which the broker merely executes the sell order, receives no more than the customary commission and does not solicit orders to buy the shares.

     To the best of the Company's knowledge, Comdisco
Systems has not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares offered by it hereby. The
Company does not know the identity of the brokers or market makers which will participate in the offering.

     Pursuant to the Comdisco Agreement, Comdisco Systems may not sell the Comdisco Shares pursuant to this prospectus without first submitting a written request to the Company (the "Takedown Request") to sell at least 50,000 of the shares (or, if less, any remaining shares held by Comdisco Systems and registered hereunder). The Company must notify Comdisco Systems promptly following the receipt of the Takedown Request whether it believes this prospectus should be supplemented or amended prior to use in connection with such sale of stock, in which case the Company is obligated to use all reasonable efforts to effectuate such update as soon as possible. Once the prospectus is available for use, Comdisco Systems will have 15 business days following notice of its availability within which to sell the shares specified in its Takedown Request. Comdisco Systems may not offer or sell any Comdisco Shares hereunder pursuant to a Takedown Request during the period commencing with the 20th day before the end of a fiscal quarter and ending with the earlier of the 20th day of the following month or the second trading day following the public announcement of the Company's earnings for the fiscal quarter in which the period commenced. Under certain circumstances, the Company is permitted to postpone for a period of time the filing of an update to this Prospectus, which would thereby delay the sale of Comdisco Shares hereunder by Comdisco Systems. During the period commencing June 11, 1995 and ending June 30, 1996, Comdisco Systems may not make a Takedown Request or sell Comdisco Shares hereunder if Comdisco Systems has not sold the full amount of shares that it is then permitted to sell under the volume limitations of Rule 144(e), unless the number of Comdisco Shares to be sold is in excess of the number of shares Comdisco Systems is then permitted to sell under Rule 144(e). Under the Comdisco Agreement, Comdisco Systems is entitled to sell the Comdisco Shares pursuant to this prospectus during the period beginning on the effective date of the Registration Statement of which this prospectus is a part and ending on June 30, 1996.

Redwood

       In connection with the Company's acquisition of Redwood, the Company and Redwood entered into the Reorganization Agreement, which provides that the shares of the Company's Common Stock issued in connection with the Company's acquisition of Redwood may not be sold during the first year after such acquisition. In addition, the Company, Redwood and the Redwood Selling Stockholders entered into a Registration Rights Agreement in connection with the Redwood Merger (the "Redwood Registration Agreement") which contemplates the registration of the Redwood Shares for sale by the Redwood Selling Stockholders during the period beginning August 31, 1995 and ending August 31, 1996. The Registration Statement of which this prospectus forms a part has been filed pursuant to the Redwood Registration Agreement. In the Redwood Registration Agreement, the Redwood Selling Stockholders agreed to sell any of the shares offered by them pursuant to this prospectus in accordance with the manner of sale provisions set forth in Rule 144(f) promulgated under the Securities Act (described above) or otherwise in customary brokerage transactions on the NYSE or other public market on which the Company's shares of Common Stock are traded. No assurance can be given that the Redwood Selling Stockholders will sell any of the shares that are subject to this prospectus or that the Redwood Selling Stockholders will not sell such shares in a private transaction or other transaction that is exempt from the registration requirements of the Securities Act.

     To the best of the Company's knowledge, the Redwood
Selling Stockholders have not entered into any agreement, arrangement or understanding with any particular broker or market maker with respect to the shares offered by them hereby. The Company does not know the identity of the brokers or market makers which will participate in the Offering.

     Beginning August 31, 1995, the Redwood Selling Stockholders will be permitted to sell their Redwood Shares pursuant to this prospectus during any of four 20-day selling windows that will be designated by Irwin Federman as representative of the Redwood Selling Stockholders or his successor representative (the "Representative"). One 20-day selling window is permitted each quarter from August 31, 1995 until the earlier of August 31, 1996 or the date on which all Redwood Shares have been sold or may be sold under Rule 144. It is contemplated that the Redwood Selling Stockholders will be notified by the Representative prior to the beginning of each selling window, and such Redwood Selling Stockholders will be requested to indicate how many of their Redwood Shares they reasonably expect to sell during that window. The Representative will then notify the Company as to when the Representative wishes the selling window to commence (which must be at least five business days after such notice) and the number of Redwood Shares reasonably expected to be sold during the selling window. Subject to limited rights to defer the commencement of the selling window and rights to repurchase the Redwood Shares as described below, the Company must acknowledge the Representative's notice by confirming that the Redwood Selling Stockholders may sell their Redwood Shares during the selling window. In such case, the Company must then promptly prepare and file with the Commission any necessary supplement or amendment to the prospectus prior to its use and must notify the Representative when the prospectus is available for use. The Company will be permitted to defer the commencement of the selling window for certain periods of time and under certain circumstances. Within five business days after receipt of the Representative's notice and prior to the commencement of the selling window, the Company will have the right to repurchase the Redwood Shares covered by the notice at a repurchase price equal to the average closing price of the Company's Common Stock during the five business days preceding the notice. If this right is not exercised, then, once the selling window commences, the Redwood Selling Stockholders will be entitled to sell over the NYSE (or any other public market in which the Company's Common Stock is then traded), in customary brokerage transactions, any or all their Redwood Shares that were included in the notice.

                         LEGAL MATTERS

     The validity of the issuance of the shares of Common
Stock offered hereby will be passed upon for the Company by Fenwick & West, Two Palo Alto Square, Suite 800, Palo Alto,
California  94306.

                           EXPERTS

     The consolidated financial statements of Cadence Design Systems, Inc. as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 and the related financial statement schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are incorporated herein by reference in reliance upon authenticity of said firm as experts in giving said reports. Arthur Andersen LLP did not audit the consolidated financial statements of Valid Logic Systems Incorporated, a company acquired by Cadence during 1991 in a transaction accounted for as a pooling of interests. Such statements are included in the consolidated financial statements of Cadence and reflect total revenues of 40% of the consolidated total for the year ended December 31, 1991. The consolidated financial statements and related financial statement schedules of Valid Logic Systems Incorporated and subsidiaries for the year ended December 31, 1991 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The opinion of Arthur Andersen LLP, insofar as it relates to amounts included for Valid Logic Systems Incorporated, is based solely upon the reports of Deloitte & Touche LLP.

                   CADENCE DESIGN SYSTEMS, INC.




                       2,269,340 Shares of
                          Common Stock




                       ___________________

                           PROSPECTUS
                       ___________________

                               PART II

                 INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

     The estimated expenses to be paid by the Registrant in connection with this offering are as follows:

Securities and Exchange Commission registration fee    $ 11,903
Accounting fees and expenses                             30,000
Legal fees and expenses                                  20,000
Miscellaneous                                             2,097
    Total                                              $ 64,000

ITEM 15.  Indemnification of Directors and Officers.

     As permitted by Section 145 of the Delaware General Corporation Law, the Registrant's Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach or alleged breach of their duty of care. The Registrant also maintains a limited amount of director and officer insurance. In addition, as permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that: (i) the Registrant is required to indemnify its directors, officers and employees, and persons serving in such capacities in other business enterprises (including, for example, subsidiaries of the Registrant) at the Registrant's request, to the fullest extent permitted by Delaware law, including those circumstances in which indemnification would otherwise be discretionary; (ii) the Registrant is required to advance expenses, as incurred, to such directors, officers and employees in connection with defending a proceeding (except that it is not required to advance expenses to a person against whom the Registrant brings a claim for breach of the duty of loyalty, failure to act in good faith, intentional misconduct, knowing violation of law or deriving an improper personal benefit); (iii) the rights conferred in the Bylaws are not exclusive and the Registrant is authorized to enter into indemnification agreements with such directors, officers and employees; (iv) the Registrant is required to maintain director and officer liability insurance to the extent reasonably available; and
(v) the Registrant may not retroactively amend the Bylaw provisions in a way that is adverse to such directors, officers and employees.

     The Registrant's policy is to enter into indemnity agreements with each of its executive officers and directors that provide the maximum indemnity allowed to officers and directors by Section 145 of the Delaware General Corporation Law and the Bylaws, as well as certain additional procedural protections. In addition, the indemnity agreements provide that officers and directors will be indemnified to the fullest possible extent not prohibited by law against all expenses (including attorney's fees) and settlement amounts paid or incurred by them in any action or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors or officers of the Registrant or as directors or officers of any other company or enterprise when they are serving in such capacities at the request of the Registrant. No indemnity will be provided, however, to any director or officer on account of conduct that is adjudicated to be knowingly fraudulent, deliberately dishonest or willful misconduct. The indemnity agreements also provide that no indemnification will be available if a final court adjudication determines that such indemnification is not lawful, or in respect of any accounting of profits made from the purchase or sale of securities of the Registrant in violation of Section 16(b) of the Exchange Act.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its officers or directors, may be sufficiently broad to permit indemnification of the Registrant's officers and directors for liabilities arising under the Securities Act.

     ITEM 16.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference herein:

Exhibit
Number                                  Exhibit Title

4.01 --   Specimen Certificate for shares of Common
          Stock, $0.01 par value, of the Registrant (incorporated by reference to Exhibit 4.01 to the Registrant's Form S-4
          Registration Statement (No. 33-43400) originally filed on October 7, 1991 (the "1991 Form S-4")).

4.02 -- (a) The Registrant's Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 8, 1987 (incorporated by reference to
          Exhibit 3.01 to Registrant's Form S-1 Registration Statement (No. 33-13845) originally filed on April 29, 1987
          (the "1987 Form S-1")).

          (b) The Registrant's Certificate of Retirement of Stock as filed with the Secretary of State of the State of Delaware on September 28, 1987 (incorporated by reference to Exhibit 3.01(b) to Registrant's Form S-4 Registration Statement
          (No. 33-20724) originally filed on February 25, 1988).

          (c) The Registrant's Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on June 1, 1988 (incorporated by reference to Exhibit 3.02(c) to the Registrant's Form S-1 Registration Statement (No. 33-23107) originally filed on July 18, 1988 (the "1988 Form S-1")).

          (d) The Registrant's Certificate of Designations of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on June 8, 1989 (incorporated by reference to Exhibit 3A to the Registrant's Form 8-K originally filed on June 12, 1989).

          (e) The Registrant's Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 26, 1991 (incorporated by reference to Exhibit 3.01(e) to the 1991 Form S-4).

          (f) The Registrant's Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on December 30, 1991
          (incorporated by reference to Exhibit 3.01(f) from the Registrant's Form 10-K for the fiscal year ended December 31, 1991).

4.03 --   The Registrant's Bylaws, as currently in effect
          (incorporated by reference to Exhibit 3.02 to the 1987 Form S-1).

4.04 -- Section 7 of the Agreement For Purchase and Sale of Assets between the Registrant, Comdisco, Inc. and Comdisco Systems, Inc.

4.05 --   Registration Rights Agreement among the
          Registrant, Redwood Design Automation, Inc. and the shareholders of Redwood Design Automation, Inc.

5.01 -- Opinion of Fenwick & West regarding the legality of the securities being issued.

23.01 --   Consent of Arthur Andersen LLP.

23.02 --   Consent of Deloitte & Touche LLP.


23.03 --   Consent of Fenwick & West (included in Exhibit 5.01).

+24.01 --   Power of Attorney.
______________

+  Previously filed.


ITEM 17.  Undertakings.

     The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (i) and (ii) do not apply if the information required to be included in a post effective amendment thereby is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities
Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on the 18th day of October, 1994.

                             CADENCE DESIGN SYSTEMS, INC.


                             By:            *
                                Joseph B. Costello, President and
                                Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name                              Title                           Date

Principal Executive Officer:


   *                     President, Chief Executive        October 18, 1994
Joseph B. Costello         Officer and Director


Principal Financial Officer:


  *                     Executive Vice President Finance   October 18, 1994
H. Raymond Bingham         and Administration, Chief
                           Financial Officer and Secretary

Principal Accounting Officer:


   *                   Vice President, Corporate Controller October 18, 1994
William Porter           and Assistant Secretary

Additional Directors:


     *                  Director                           October 18, 1994
Carol Bartz


     *                  Director                           October 18, 1994
Raymond J. Lane


     *                  Director                           October 18, 1994
Dr. Leonard Y.W. Liu


     *                  Director                           October 18, 1994
Donald L. Lucas


     *                  Director                           October 18, 1994
Dr. Alberto Sangiovanni-Vincentelli


     *                  Director                           October 18, 1994
George M. Scalise


     *                  Director                           October 18, 1994
Dr. John B. Shoven


     *                  Director                           October 18, 1994
James E. Solomon



*By:/s/James Given
     James Given
     Attorney-in-Fact

                             EXHIBIT INDEX

Exhibit
Number                        Exhibit Title

4.01  --   Specimen Certificate for shares of Common Stock, $0.01 par value, of the Registrant (incorporated by reference to Exhibit 4.01 to the Registrant's Form S-4 Registration Statement (No. 33-43400) originally filed on October 7, 1991 (the "1991 Form S-4")).


4.02 -- (a) The Registrant's Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on April 8, 1987 (incorporated by reference to Exhibit 3.01 to Registrant's Form S-1 Registration Statement (No. 33-13845) originally filed on April 29, 1987 (the "1987 Form S-1")).

          (b) The Registrant's Certificate of Retirement of Stock as filed with the Secretary of State of the State of Delaware on September 28, 1987 (incorporated by reference to Exhibit 3.01(b) to Registrant's Form S-4 Registration Statement (No. 33-20724) originally filed on February 25, 1988).

          (c) The Registrant's Certificate of Ownership and Merger as filed with the Secretary of State of the State of Delaware on June 1, 1988 (incorporated by reference to Exhibit 3.02(c) to the Registrant's Form S-1 Registration Statement (No. 33-23107) originally filed on July 18, 1988 (the "1988 Form S-1")).

          (d) The Registrant's Certificate of Designation of Series A Junior Participating Preferred Stock as filed with the Secretary of State of the State of Delaware on June 8, 1989 (incorporated by reference to Exhibit 3A to the Registrant's Form 8-K originally filed on June 12, 1989).

          (e) The Registrant's Certificate of Amendment of Certificate of Incorporation as filed with the Secretary of State of the State of Delaware on July 26, 1991 (incorporated by reference to Exhibit 3.01(e) to the 1991 Form S-4).

          (f) The Registrant's Certificate of Designation of Series A Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware on December 30, 1991 (incorporated by reference to Exhibit 3.01(f) from the Registrant's Form 10-K for the fiscal year ended December 31, 1991).

4.03  --  The Registrant's Bylaws, as currently in effect
          (incorporated by reference to Exhibit 3.02 to the 1987 Form
          S-1).

4.04 -- Section 7 of the Agreement For Purchase and Sale of Assets between the Registrant, Comdisco, Inc. and Comdisco Systems, Inc.

4.05 -- Registration Rights Agreement among the Registrant, Redwood Design Automation, Inc. and the shareholders of Redwood
          Design Automation, Inc.

5.01 -- Opinion of Fenwick & West regarding the legality of the securities being issued.

23.01 --  Consent of Arthur Andersen LLP.

23.02 --
          Consent of Deloitte & Touche LLP.


23.03 --  Consent of Fenwick & West (included in Exhibit 5.01).


+24.01 -- Power of Attorney.

___________________

+  Previously filed.

                              EXHIBIT 4.04

                             Section 7 of the
                   Agreement For Purchase and Sale of Assets between the Registrant, Comdisco, Inc. and
                          Comdisco Systems, Inc.

SECTION 7:

     "7.  REGISTRATION RIGHTS

                  7.1  Shelf Registration.

               (a) On or prior to May 1, 1994, Cadence will file a registration statement with the SEC on Form S-3 (if available, or, subject to Section 7.1(d) below, such other form as will be available to Cadence) to register under the Securities Act for sale to the public, during the period commencing on June 11, 1994 and ending on June 30, 1996 (subject to Section 7.1(d) below), any or all of the Shares , and thereafter will file such amendment or amendments to such registration statement, if any, as will be necessary to cause it to become effective as soon as practicable after filing. The registration statement, as amended and supplemented from time to time, is hereinafter referred to as the "Registration Statement." The Shares registered under the Registration Statement are hereafter referred to as the "Registered Shares." Subject to Section 7.1(d) below, Cadence will use all reasonable efforts to maintain the effectiveness of the Registration Statement until the first to occur of (i) the sale or other transfer by Comdisco Systems of all the Registered Shares (whether pursuant to the Registration Statement, Rule 144 or otherwise) or (ii) June 30, 1996. In connection with such registration, Cadence will, at its expense, cause the Shares to be listed (or approved for listing upon notice of issuance, as applicable) on the New York Stock Exchange. Cadence acknowledges that, to the extent that it has agreed in this
Article 7 to take action "as such as practicable" or to use "all reasonable efforts", Cadence commits to take such action or to exert such efforts regardless of the filing fees, attorneys fees and other similar costs it my incur in connection therewith.

               (b)  The prospectus that forms a part of the
Registration Statement as initially filed by Cadence will provide for the sale of all of the Registered Shares held by Comdisco Systems on the New York Stock Exchange from time to time pursuant to the manner of sale provisions set forth in Rule 144(f) under the Securities Act or otherwise in customary brokerage transactions on the New York Stock Exchange and involving the payment by Comdisco Systems of customary brokers commissions in connection with any such sale. Comdisco Systems will sell Registered Shares under the Registration Statement only in accordance with the terms and provisions thereof.

               (c)  After the Registration Statement has
been declared effective, Comdisco Systems may, except as otherwise provided in Section 7.3 hereof, submit a written request to Cadence (a "Takedown Request"), which may be sent by facsimile transmission, to sell at least 50,000 of the Registered Shares (or in the event that Comdisco Systems owns less than 50,000 Registered Shares, to sell all of Comdisco Systems Systems' Registered Shares). The Takedown Request must specify the number to which Cadence will respond by telephone or facsimile transmission. During the period commencing June 11, 1995 and ending June 30, 1996, no Takedown Request will be made, and no offers or sales of any Shares will be made under the Registration Statement, at a time when Comdisco Systems has not sold the full amount of Shares that it is then permitted to sell under the volume limitations of Rule 144(e) (unless the amount of shares which Comdisco Systems intends to sell pursuant to the Takedown Request is in excess of the full amount of Shares that Comdisco Systems is then permitted to sell under the Rule 144(e) volume instructions). (If the Takedown Request is actually received in a day other than a business day, it will be deemed received on the next business day, the date on which the Takedown Request is received is referred to as the "Takedown Request Date;" the time on which the Takedown Request is received as determined to as the "Takedown Request Time".) Upon receiving a Takedown Request from Comdisco Systems, Cadence will promptly notify Comdisco Systems as soon as reasonably possible (but in no event later than the same time as the Takedown Request Time on the next business day following the Takedown Request Date) whether (i) Cadence believes that prospectus contained in the Registration Statement, as then amended or supplemented is available for immediate use or (ii) Cadence believes that it is necessary or appropriate to file a supplement or file a post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other report or document so that, as thereafter delivered to the purchasers of the Registered Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading (a "Prospectus Update"). If Cadence notifies Comdisco Systems that it believes it may be necessary or appropriate to effectuate a Prospectus Update and that Cadence is not exercising any right it may have under Section 7.3 to postpone the Prospectus Update, Cadence will thereupon use all reasonable efforts to effectuate such Prospectus Update as soon as reasonably possible, and not later than three business days after the Takedown Request is received, except that Cadence will have up to an additional two days business days to effectuate such Prospectus Update if, because of the particular circumstances involved, Cadence could not effectuate the Prospectus Update earlier, despite all reasonable diligence. As soon as the Prospectus Update has been effectuated, Cadence will notify Comdisco Systems that the prospectus is available for use. Comdisco Systems will have 15 business days after the date on which Cadence's notice of availability is received in which to sell Registered Shares pursuant to the Takedown Request as provided herein.

               (d) If at the time the Registration is to be filed Cadence is not eligible to use Form S-3 or a successor form, then Cadence will immediately so notify Comdisco Systems. In such event, Comdisco Systems may elect either:
(i) to proceed with registration, in which event, notwithstanding any other provision hereof, Cadence will file a Registration Statement on Form S-1 (or such other form as may be available) as and when provided above in this
Section 7.1 but Cadence may cause the Registration Statement to cease to be effective 90 days after the effective date thereof; or (ii) to enter into an agreement with Cadence, on such terms as may be acceptable to Comdisco Systems and Cadence, whereby Comdisco Systems will be able to sell all or a portion of the Shares.

               (e)  Comdisco will make any Takedown Request
only if in good faith it actually intends to sell within such 15-day period the Registered Shares covered thereby and with the understanding that Takedown Requests are to be made only on the occasions the sale of Registered Shares is actually contemplated and not on a continual basis. Comdisco Systems will notify Cadence by facsimile transmission as soon as Comdisco Systems has completed or otherwise ceased sales under the Takedown Request. Comdisco Systems will provide to Cadence all information in Comdisco Systems' possession or control, and will take all actions, as may be required in order to permit Cadence to comply with all applicable requirements of the Securities Act and any applicable state securities laws.

          7.2  Registration of Registered Shares.  As to the
Registration Statement pursuant to Section 7.1 and any registration statement in which Shares are registered pursuant to Section 7.4:

               (a)  Cadence will use all reasonable efforts
to have such registration statement declared effective as soon as practicable, and will promptly notify Comdisco Systems, (i) when such registration statement becomes effective, (ii) when any post-effective amendment to such registration statement becomes effective, and (iii) of any request by the SEC for any amendment or supplement to such registration statement or the prospectus relating thereto or for additional information.

               (b)  Cadence will use its best efforts to
register (or determine the availability of an exemption from any registration requirement), not later than the effective date of such registration statement, the Shares covered thereby under the securities laws of such states as Comdisco Systems may reasonably request; provided, however, that Cadence will not be obligated to qualify as a foreign corporation or as a dealer in securities or to execute or file any general consent to service of process under the laws of any jurisdiction where it is not otherwise so obligated.

               (c) Cadence will furnish to Comdisco Systems such number of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement and each amendment thereto, each amendment or supplement to any prospectus and all other documents which Comdisco Systems may reasonably request in order to facilitate the disposition of the Shares registered.

               (d)  Subject to Sections 7.1(c) and 7.3,
Cadence will use all reasonable efforts to keep such registration statement effective and current and from time to time to amend or supplement such registration statement or the prospectus relating thereto to the extent necessary to permit the completion of the sale or distribution of the Shares registered thereunder (i) within the period specified in Section 7.1, in the case of a registration under Section 7.1, or (ii) for the period in which shares of Cadence Common Stock are sold by Cadence thereunder, in the case of a registration pursuant to Section 7.4. If the SEC or any state securities authorities should institute or threaten to institute any proceedings for the purpose of issuing a stop order or other suspension of the effectiveness of such registration statement or the registration (or exemption from registration) of the Shares in question in such state, as the case may be, Cadence will promptly notify Comdisco Systems and will use all reasonable efforts to prevent the issuance of the stop order or other suspension or to obtain the withdrawal thereof as soon as possible.

               (e)  In the event that, during any period in
which Registered Shares are being offered or sold pursuant to Section 7.1(c) above (or during any required prospectus delivery period, in the case of a registration pursuant to
Section 7.4), Cadence believes the last prospectus filed pursuant to Rule 424 in connection with such registration statement may contain misleading statements or material omissions, it will notify Comdisco Systems in writing, and Comdisco Systems hereby agrees to cease utilizing the prospectus for the sale of any Shares, and Cadence agrees, as soon thereafter as may be practicable (subject to Section
7.3 below), to effectuate a Prospectus Update so as to meet the requirements of the Securities Act, and to notify Comdisco Systems of that action.

          7.3 Postponement of Takedown Request or of Filing Registration Statement or Prospectus Update. To reduce the chances that Cadence would be forced to make a premature earnings announcement, Comdisco Systems will not offer or sell any Shares pursuant to a Takedown Request during the period commencing with the 20th day before the end of any fiscal quarter of Cadence and ending with the earlier of the 20th day of the following month or the second trading day following the public announcement of Cadence's earnings for the fiscal quarter in which the period commenced. Cadence will be entitled to postpone, for the minimum period provided below, the filing of the Registration Statement or any Prospectus Update otherwise required to be prepared and filed by it pursuant hereto if, at the time it receives a Registration Request or Takedown Request, as the case may be, Cadence determines in its reasonable judgment, after consultation with counsel, that (a) Cadence would be required to prepare and file any financial statements (other than those it customarily prepares or before it customarily files such financial statements), (b) in the case of a Prospectus Update, Cadence would be required to file an amendment to the Registration Statement to describe facts or events which individually or together represent a fundamental change in the information in the Registration Statement within the meaning of Item 512 of Regulation S-K promulgated under the Securities Act, or (c) the filing would require the premature announcement of any financing, acquisition, corporate reorganization or other material corporate transaction or development involving Cadence such as Cadence reasonably determines would be materially detrimental to the interests of Cadence and its stockholders. The postponement will be for the minimum period reasonably required for Cadence to prepare and file the necessary documents, in the case of a postponement pursuant to (a) or (b) above, or the minimum period reasonably required to avoid such or premature disclosure, in the case of (c) above, and which period will not be in excess of 30 days unless, because of the unusual nature of the particular circumstances, it is necessary that the period extend beyond 30 days (but in no event will the postponement be for more than 60 days). Cadence will promptly give Comdisco Systems notice of any postponement pursuant to this Section 7.3 and Cadence will use all reasonable efforts to minimize the length of the postponement. At Comdisco Systems request, (Cadence will, if Comdisco Systems requests, provide Comdisco Systems, on a confidential basis with a detailed explanation of the basis for the postponement, in which event Comdisco Systems will not purchase, sell or otherwise trade in shares of Cadence Common Stock, directly or indirectly, until two trading days after the transaction or other matter in question is publicly announced by Cadence or the status of the matter changes so that a Prospectus Update or disclosure in the Registration Statement is no longer necessary or advisable. Cadence will also exercise all reasonable efforts to cause the Registration Statement or any amendment to the Registration Statement to become effective as soon as possible after filing thereof pursuant hereto.

          7.4  Piggyback Registrations.

               (a) During the period from [the date of this Agreement] to June 11, 1996 (the "Piggyback Period") Cadence will notify Comdisco Systems in writing at least 30 days prior to filing any registration statement under the Securities Act for purposes of effecting a public offering of Cadence Common Stock (including, but not limited to, any registration statements relating to any primary or secondary offering of Cadence Common Stock , but excluding any Registration Statement under Section 7.1 or any registration statement on Form S-8 or any successor form or on Form S-4 or any successor form) and will afford Comdisco Systems an opportunity to include in such registration statement all or any part of the Shares not previously sold by Comdisco Systems. If Comdisco Systems desires to include in any such registration statement all or any part of such Shares, Comdisco Systems will, within 20 days after receipt of the foregoing notice from Cadence, so notify Cadence in writing. Comdisco Systems' notice will inform Cadence of the number of Shares Comdisco Systems wishes to include in such registration statement. If Comdisco Systems decides not to include all of its Shares in any registration statement thereafter filed by Cadence, Comdisco Systems will nevertheless continue to have the right to include any remaining Shares in any subsequent registration statement or registration statements as may be filed by Cadence with respect to offerings of its securities during the Piggyback Period, all upon the terms and conditions set forth herein.

               (b)  If a registration statement under which
Cadence gives notice under this Section 7.4 is for an underwritten offering, then Cadence will so advise Comdisco Systems. In such event, Comdisco Systems' right to include Shares in a registration pursuant to this Section 7.4 will be conditioned upon Comdisco Systems participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. In order to participate in the underwriting, a Comdisco Systems will enter into an underwriting agreement in customary form with the managing underwriter or underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Agreement, if the managing underwriter(s) determine(s) in good faith that marketing factors require a limitation of the number of shares to be underwritten, then the managing underwriter(s) may exclude shares (including any or all of the Shares) from the registration and the underwriting, and the number of shares that may be included in the registration and the underwriting will be allocated, first, to the shares proposed to be sold thereunder by Cadence and, second, to any shares proposed to be sold thereunder by any holders, including Comdisco Systems, of registration rights granted by Cadence or its predecessors on a pro rata basis based on the number of shares of each such holder entitled to such registration. If Comdisco Systems disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to Cadence and the underwriter, delivered at least ten business days prior to the effective date of the registration statement. Any Shares excluded or withdrawn from such underwriting will be excluded and withdrawn from the registration.

          7.5  Reports.  Cadence will file all reports
required to be filed by it pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, and the applicable regulations thereunder, in order to maintain compliance with the current public information requirements of Rule 144 under the Securities Act or any successor to such rule (to the extent required to enable Comdisco Systems to avail itself of Rule 144) and the reporting requirements for eligibility to use Form S-3 under the Securities Act or any successor to such form. Cadence shall send to Comdisco Systems or its assignee copies of all such filings concurrently with or promptly following filing with the SEC.

          7.6 Expenses to be Paid by Cadence. The expenses of the registration pursuant to this Article 7 will be paid by Cadence except as provided for in Section 7.7 and in this
Section 7.6. The costs to be borne by Cadence include, without limitation, the fees and expenses of Cadence's counsel and its independent accountants and all other out-of pocket costs and expenses of Cadence incident to the preparation and filing under the Securities Act of the applicable registration statement and all amendments and supplements thereto and the prospectuses contained therein. In addition, Cadence will pay the costs incurred in connection with registration of the Shares under applicable state securities laws to the extent such registration is required under Section 7.2(b).

          7.7 Expenses to be Paid by Comdisco Systems. Comdisco Systems will pay Comdisco Systems' own expenses of distributing prospectuses and related documents, the fees and expenses of Comdisco Systems' counsel and accountants and all brokers commissions payable in connection with any sale of the Shares, and, with respect to registrations under Section 7.4, all underwriters' and brokers' discounts and commissions payable in connection with any sale of the Shares.

          7.8 Securities Law Compliance. Comdisco Systems agrees that, in disposing of any Shares, Comdisco Systems will comply with all applicable securities laws and regulations, including the rules promulgated under the Securities Act or Securities Exchange Act of 1934, as amended (the "Rules"). Comdisco Systems agrees to deliver the current prospectus contained in any applicable registration statement and any appropriate Prospectus Update as required by the Securities Act and the regulations thereunder and any applicable state securities laws.

          7.9  Resale Restrictions.  Comdisco Systems
acknowledges that the Shares will constitute "restricted securities" under Rule 144, inasmuch as they are being acquired from Cadence in transactions not involving any public offering, and that under applicable laws and regulations the Shares may be resold without registration under the Securities Act only in certain limited circumstances. Accordingly, Comdisco Systems will not make any disposition of all or any portion of the Shares unless:

               (a)  (i)  There is then in effect a
registration statement under the Securities Act covering the proposed disposition, the disposition is made in accordance with the registration statement and the Securities Act and Comdisco Systems or its representative(s) meets the prospectus delivery requirements of the Securities Act; or the disposition is exempt from the registration requirements of the Securities Act; and (ii) the disposition is registered under any state securities laws, or is exempt from the registration requirements of such laws, and is otherwise in compliance with any applicable state securities laws; and

               (b) As long as the certificates representing the Shares are legended in accordance with Section 1.3 above, Comdisco Systems will have first notified Cadence of the proposed disposition and furnished Cadence with a statement of the proposed manner of disposition and, should Cadence so request, an opinion of counsel, reasonably satisfactory to Cadence, that the disposition will not require registration of the securities under the Securities Act and any applicable state securities laws.

          7.10 Indemnification.

               (a) Cadence will indemnify and hold harmless Comdisco Systems, each underwriter participating in the sale of any Shares under any registration pursuant to Section 7.4 and each person who controls any of the foregoing within the meaning of Section 15 of the Securities Act (together with Comdisco Systems, the "Comdisco Systems Parties"), against any losses, claims, damages or liabilities, or actions in respect thereof (including any legal expenses or other expenses reasonably incurred by such person or entity in connection with investigating or defending any such loss, claim, damage, liability or action), to which any Comdisco Systems Parties may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such losses, claims, damages, liabilities or actions will arise out of or will be based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement pursuant to Section
7.1 or 7.4 relating to the sale of any shares, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus contained in the registration statement (as amended or supplemented if Cadence will have filed with the SEC any amendment thereof or supplement thereto), if used prior to the effective date of such registration statement or contained in the prospectus (as amended or supplemented if Cadence will have filed with the SEC any amendment thereof or supplement thereto), if used within the period during which Cadence will be required to keep the registration statement to which such prospectus relates current pursuant to the terms of this Agreement, or the omission or alleged omission to state therein (if so used) a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the indemnification agreement contained in this Section 7.10(a) will not apply to such losses, claims, damages, liabilities or actions that arise from the sale of any such shares to any person if such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been (x) made in reliance upon and in conformity with information furnished in writing to Cadence by Comdisco Systems, or by any such underwriter, as applicable, specifically for use in connection with the preparation of the registration statement or any preliminary prospectus or prospectus contained in the registration statement or any such amendment thereof or supplement thereto, or (y) made in any preliminary prospectus, where the prospectus contained in the registration statement as declared effective or in the form filed by Cadence with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission.

               (b) Comdisco Systems will indemnify and hold harmless, and each underwriter participating in the sale of any Shares under any registration pursuant to Section 7.4 will agree, severally to indemnify and hold harmless, Cadence, its directors and officers (together with Cadence, the "Cadence Parties"), against any losses, claims, damages or liabilities, or actions in respect thereof (including any legal expenses or other expenses reasonably incurred by such person or entity in connection with investigating or defending any such loss, claim, damage, liability or action), to which any of the Cadence Parties may become subject under the Securities Act or any other statute or common law or otherwise, insofar as any such losses, claims, damages, liabilities or actions will arise out of or will be based upon any untrue statement or alleged untrue statement, or omission or alleged omission, within the description of
Section 10(a)(i) or (ii) if such statement or omission shall have been made in reliance upon and in conformity with information furnished in writing to Cadence by Comdisco Systems or any underwriter specifically for use in connection with the preparation of the applicable registration statement or any preliminary prospectus or prospectus contained in such registration statement or any amendment thereof or supplement thereto; provided, however, that the indemnification agreement contained in this Section 7.10(b) will not apply to such losses, claims, damages, liabilities or actions that arise from the sale of any such shares to any person if such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement, or any such omission or alleged omission, if such statement or omission shall have been made in any preliminary prospectus, where the prospectus contained in the registration statement as declared effective or in the form filed by Cadence with the SEC pursuant to Rule 424 under the Securities Act shall have corrected such statement or omission and a copy of such prospectus will not have been sent or given to such person at or prior to the confirmation of such sale to such person.

               (c)  Each party indemnified under Section
7.10(a) or Section 7.10(b) will give notice in writing to the indemnifying party promptly after such indemnified party has actual knowledge of any claim as to which indemnity may be sought, and will permit the indemnifying party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the indemnifying party, which will conduct the defense of such claim or litigation, shall be approved by the indemnified party (which approval must not be unreasonably withheld); and, provided, further, that the failure of any indemnified party to give notice as provided herein will not relieve the indemnifying party of its obligations under Section 10(a) or 10 (b), as the case may be, except to the extent the Indemnifying Party is actually prejudiced thereby. The indemnified party may participate in such defense at such party's expense. The indemnifying party will not, in the defense of any such claim or litigation, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, and no indemnified party will consent to entry of any judgment or settle such claim or litigation without the prior written consent of the indemnifying party.

     7.11 Successors and Assigns. Comdisco Systems' rights under this Article 7 may not be assigned without the express written consent of Cadence; provided that, if Comdisco Systems assigns in accordance with Section 1.3 its then outstanding rights to purchase Shares under the Warrant, Comdisco Systems may assign to such assignee its rights under this Article 7 with respect to such Shares. Notwithstanding any other provisions contained herein, in the event of any change in the Shares (through merger, consolidation, reorganization, recapitalization, stock dividend, stock split, exchange of shares, issuance of rights to subscribe, or change in capital structure), all rights of Comdisco Systems under this Article 7 in respect of the Shares will apply to the Shares as affected by such change. Notwithstanding any other provision contained herein, Comdisco Systems may, with respect to any Shares assigned by Comdisco Systems to Comdisco or any Affiliate in accordance with Section 1.3, transfer Comdisco Systems' rights under this Article 7, without the prior consent of Cadence, to Comdisco or any Affiliate that executes a counterpart of this Agreement; provided that either Comdisco Systems, Comdisco or any Affiliate alone will be responsible for transmitting and receiving all notices with respect to the exercise of all rights under this Article 7 on behalf of all such entities to whom such rights are assigned. Any assignee hereunder will assume all Comdisco Systems' obligations under this Section 7 with respect to the Shares or Warrant assumed."

                           EXHIBIT 4.05
         Registration Rights Agreement among the Registrant,
                   Redwood Design Automation, Inc.
       and the shareholders of Redwood Design Automation, Inc.

                  REGISTRATION RIGHTS AGREEMENT

     This Registration Rights Agreement (the "Agreement") is made and entered into as of August 31, 1994 by and between Cadence Design Systems, Inc., a Delaware corporation (the "Company"), Redwood Design Automation, Inc. ("Redwood"), a California corporation, and the individuals and entities identified in Annex A as the shareholders of Redwood (the "Holders") who will receive shares of the Company (the "Merger Shares") in the Merger, as defined below, and their successors and assigns.

     WHEREAS, Redwood will be the surviving company of the reverse triangular statutory merger (the "Merger") of a wholly-owned subsidiary of the Company with and into Redwood, as a result of which the Company will become 100% owner of Redwood's outstanding equity securities and rights to acquire equity securities, pursuant to the Agreement of Merger and Plan of Reorganization dated July 8, 1994 (the
"Reorganization Agreement") and the Agreement of Merger to be filed with the California Secretary of State in accordance therewith;

     WHEREAS, it is a condition of the Merger that Cadence enter into this Agreement with the Holders with respect to the shares of Cadence Common Stock to be issued to the Holders in the Merger;

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

     1. Definitions. Capitalized terms used herein without definition shall have their respective meanings set forth in the Reorganization Agreement. As used in this Agreement, the following terms shall have the following meanings:

          Act:  Securities Act of 1933, as amended.

          Affiliate:  With respect to any specified person,
(i) any other person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified person or (ii) any officer or director of such other person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power (whether or not exercised) to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract or otherwise.

          Business Day:  Each Monday, Tuesday, Wednesday,
Thursday and Friday that is not a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

          Closing Date:  The closing date of the Merger.

          Effectiveness Period:  See Section 2(a) hereof.

          Exchange Act: Securities Exchange Act of 1934, as amended.

          Holder:  Any holder of Registrable Securities who

executes and delivers this Agreement.  See the first

paragraph hereof.

          Losses:  See Section 5(a) hereof.

          Merger:  See the second paragraph hereof.

          Merger Shares:  See the first paragraph hereof.

          Notice:  See Section 2(d) hereof.

         Prospectus: The prospectus included in any Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the
Act), as amended or supplemented by any prospectus supplement (including, without limitation, any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement), and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

          The terms "register", "registered" and
"registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Act (and any post-effective amendments filed or required to be filed), and the declaration or ordering of the effectiveness of such registration statement.

          Registrable Securities: The Merger Shares and any Common Stock of the Company issued or issuable in respect of the Merger Shares upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been sold or hereafter are registered and sold to the public or any shares sold to the public pursuant to Rule 144.

          Registration Expenses:  See Section 4 hereof.

          Registration Statement:  Any Shelf Registration
Statement that covers any of the Registrable Securities pursuant to the provisions of this Agreement.

          Reorganization Agreement:  See the second paragraph hereof.

           Representative:  See Section 7 hereof.

          Rule 144: Rule 144 under the Act, as such Rule may be amended from time to time, or any successor rule or regulation hereafter adopted by the SEC.

          Rule 144A: Rule 144A under the Act, as such Rule may be amended from time to time, or any successor rule or regulation hereafter adopted by the SEC.

          SEC: The Securities and Exchange Commission or any other federal agency at the time administering the Act.

          Selling Window:  See Section 2(d) hereof.

          Shelf Registration:  See Section 2(a) hereof.

          Shelf Registration Statement:  A shelf
registration statement of the Company pursuant to the provisions of Section 2 hereof which covers some or all of the Registrable Securities, on an appropriate form under Rule 415 under the Act, or any similar rule that may be adopted by the SEC, all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all material incorporated by reference therein.

          Special Counsel: Legal counsel selected by the Representative to represent the Holders in the Shelf
Registration.

          Subsidiaries: The Company's "significant subsidiaries" as determined by Rule 1-02 of Regulation S-X.

     2.   Shelf Registration.

          (a)  Shelf Registration.  The Company shall
prepare and file with the SEC and use its best efforts to have declared effective no later than three hundred sixty five (365) days following the Closing Date a Shelf Registration Statement covering the resale by the Holders of all of the Registrable Securities in accordance with the manner of sale provisions set forth in Rule 144(f) under the Act or otherwise in customary brokerage transactions on the New York Stock Exchange or other public market on which the Company's shares of Common Stock are traded (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration under the Act of such Registrable Securities for resale by such Holders in such manner. The Company shall use its best efforts to keep the Shelf Registration continuously effective under the Act until the date that is two years after the Closing Date or such shorter period ending when all Registrable Securities covered by the Shelf Registration have been sold or shall have ceased to be Registrable Securities (the "Effectiveness Period"). The Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities subject to and in compliance with Section 2(d) hereof during that period, unless (i) such action is required by applicable law, or (ii) such action is taken by the Company in good faith and for valid business reasons (not including avoidance of the Company's obligations hereunder), including the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the requirements of Section 3(j) hereof, if applicable.

         (b)  If the Shelf Registration ceases to be
effective for any reason at any time during the Effectiveness Period, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the Registrable Securities (a "Subsequent Shelf Registration Statement"). If a Subsequent Shelf Registration Statement is filed, the Company shall use its best efforts to cause the Subsequent Shelf Registration Statement to be declared effective as soon as practicable after such filing and to keep such Subsequent Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

          (c) The Company shall supplement and amend each Shelf Registration Statement if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration
Statement, if required by the Act, or if reasonably requested by the Representative on behalf of the Holders of the Registrable Securities covered by such Registration
Statement.

          (d) Each Holder of Registrable Securities agrees that such Holder will sell its Registrable Securities pursuant to a Shelf Registration Statement and related Prospectus only in accordance with this Section 2(d). All of such sales made during the Effectiveness Period will be made during a 20-day window (the "Selling Window") selected by the Representative. The Holders shall have one Selling Window each quarter during the Effectiveness Period, for a total of four Selling Windows. At least five business days prior to the beginning of the Selling Window, the Representative shall notify the Company of the requested commencement date of the Selling Window (the "Notice") and of the number of shares of Registrable Securities which the Holders propose to sell during the Selling Window, which number will not be in excess of the number of shares such Holders reasonably expect to sell during such Selling Window (the "Noticed Shares") and will give simultaneous Notice to the Holders. Subject to the Company's rights set forth in subsections (ii) and (iii) below, the Holders may sell during any Selling Window any or all of the Noticed Shares for that Selling Window. As soon as practicable after the date such Notice is provided, the Company shall do one of the following:

               (i) The Company shall acknowledge the Notice by confirming to the Representative that the Holders may sell Registrable Securities during the Selling Window designated in the Notice. The Company shall then promptly
(A) prepare and file with the SEC any necessary post effective amendment to the Shelf Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (B) provide the Representative with copies of any documents filed pursuant to Section 2(d)(i)(A); and (C) inform the Representative that the Company has complied with its obligations in
Section 2(d)(i)(A) (or that, if the Company has filed a post effective amendment to the Shelf Registration Statement which has not yet been declared effective, the Company will notify the Representative to that effect, will use its best efforts to secure the effectiveness of such post-effective amendment and will immediately notify the Representative pursuant to
Section 2(d)(i)(A) hereof when the amendment has become effective). The Selling Window will commence upon the filing provided for in Section 2(d)(i)(A) unless: the commencement is delayed pursuant to Section 2(d)(i)(C), the Company tenders the purchase price for all the Noticed Shares for that Selling Window pursuant to Section 2(d)(ii) or the Selling Window is delayed pursuant to Section 2(d)(iii).

               (ii) At any time within the five Business Days after receipt of Notice for the commencement of a Selling Window and prior to commencement of the Selling Window, the Company can elect to acquire the Noticed Shares covered by such Notice at the average closing price of the Company's listed shares of Common Stock for the five Business Days preceding the Notice. If the Company does not tender the purchase price to the Representative during the specified five-day period, the Company's repurchase right as to those shares will lapse; provided, however, if any Holder does not consummate the sale of such shares during the Selling Window covered by the Notice, the Company's repurchase right shall be reinstated prior to the next Selling Window. If the Company does tender the purchase price to the Representative during the specified five-day period, thereupon (A) the Company shall purchase and the Holders shall sell the Noticed Shares for such purchase price, (B) the Selling Window shall not go into effect and (C) the number of Selling Windows otherwise available to the Holders during the Effectiveness Period shall be reduced by one.

               (iii) In the event (A) of the happening of any event of the kind described in Section 3(c)(ii), 3(c)(iii), 3(c)(iv), 3(c)(v) or 3(c)(vi) hereof or (B) that, in the judgment of the Company's chief executive, it is advisable to suspend use of the Prospectus for a discrete period of time due to pending corporate developments, public filings with the SEC or similar events, the Company shall deliver a certificate in writing to the Representative to the effect of the foregoing and, upon receipt of such certificate, the proposed Selling Window will not commence until such Representative's receipt of copies of the supplemented or amended Prospectus provided for in Section 2(d)(i)(A) hereof, or until the Representative is advised in writing by the Company that the Prospectus may be used, and until the Representative has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed, and the Selling Window will commence, as soon as practicable and, in the case of a pending development, filing or event referred to in Section 2(d)(iii)(B) hereof, as soon, in the judgment of the Company's chief executive, as disclosure of the material information relating to such pending development, filing or event would not have a materially adverse effect on the Company's ability to consummate the transaction, if any, to which such development, filing or event relates. Notwithstanding the foregoing, the Company shall not under any circumstances be entitled to exercise its right under this Section 2(d)(iii) to defer the commencement of a Selling Window more than twice during the Effectiveness Period, and the period in which a Selling Window is suspended shall not exceed twenty (20) days. In the event of any such delay in a requested Selling Window, the Representative shall notify the Company as to whether the Holders elect to commence the Selling Window at the end of the delay period or to defer the Selling Window until a later date. In the event of any such deferral of a requested Selling Window, the Representative may elect to reschedule the Selling Window during the same or any later quarter during the Effectiveness Period, without impairing, in the case of a deferral to a later quarter, the right of the Holders to have an additional Selling Window during such later quarter.

    3.   Registration Procedures.  In connection with the
Shelf Registration Statement, the Company shall as expeditiously as possible:

          (a)  Prepare and file with the SEC a Shelf
Registration Statement on any appropriate form under the Act available for the sale of the Registrable Securities by the Holders thereof in accordance with the intended method of distribution thereof provided for in Section 1 above, subject to the provisions of Section 2(d) hereof, and use its best efforts to cause such Registration Statement to become effective and remain effective as provided herein; provided, that before filing such Registration Statement or Prospectus or any amendments or supplements thereto (other than documents that would be incorporated or deemed to be incorporated therein by reference and that the Company is required by applicable securities laws or stock exchange requirements to file) the Company shall furnish to the Representative copies of all such documents proposed to be filed, which documents will be subject to the review of the Special Counsel and the Representative, and the Company shall not file any such Registration Statement or amendment thereto or any Prospectus or any supplement thereto (other than such documents which, upon filing, would be incorporated or deemed to be incorporated by reference therein and that the Company is required by applicable securities laws or stock exchange requirements to file) to which the Representative shall reasonably object within two full Business Days.

          (b) Prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement continuously effective for the period specified in
Section 2; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Act, subject to the provisions of Section 2(d) hereof; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method of disposition by the sellers thereof set forth in such Registration Statement as so amended or such Prospectus as so supplemented, subject to the provisions of Section 2(d) hereof.

          (c) Notify the Representative promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Registration Statement or Prospectus so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (vi) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate; except that notice of an event or determination referred to in (v) or (vi) above need be made only if the Representative has delivered the Notice referred to in Section 2(d) and the Company is required to cause a Selling Window to go into effect pursuant to such Notice as provided in Section 2(d)(i) (unless the Selling Window is not required to go into effect pursuant to Section 2(d)(ii) or (iii)) or if a Selling Window is then in effect.

          (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification, where another exemption is not available) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment, subject to the limitations set forth in Sections 3(h) and 3(m) hereof.

          (e)  If reasonably requested by the Representative
(i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the Representative agrees should be included therein as required by applicable law, (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any Registration Statement consistent with clause (i) or (ii) above; provided, that the Company shall not be required to take any actions under this Section 4(e) that are, in the reasonable opinion of counsel for the Company, not in compliance with applicable law.

          (f) Furnish to each selling Holder of Registrable Securities, the Special Counsel and the Representative, without charge, at least one copy of the Registration Statement or Statements and any post-effective amendment thereto, including financial statements but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference and all exhibits (unless requested in writing by such Holder, Special Counsel or the Representative).

          (g) Deliver to each selling Holder of Registrable Securities, the Special Counsel and the Representative without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may reasonably request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto pursuant to this Agreement.

          (h) Prior to any public offering of Registrable Securities, register or qualify or cooperate with the Representative in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as the Representative may reasonably request in writing; keep each such registration or qualification (or exemption therefrom, where another exemption is not available) effective during the period such Registration Statement is required hereunder and under the Act to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in suits or to taxation in any such jurisdiction where it is not then so subject.

          (i) Cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States, except as may be required solely as a consequence of the nature of such selling Holder, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the selling Holder or Holders thereof to consummate the disposition of such Registrable Securities.

          (j) During a Selling Window, immediately upon the occurrence of any event provided for in Section 3(c)(v) or 3(c)(vi) above, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (k)  [Intentionally Omitted]

          (l)  Comply with all applicable rules and
regulations of the SEC and make generally available to its securityholders earnings statements (which need not be audited) satisfying the provisions of Section 11(a) of the Act and Rule 158 thereunder (or any similar rule promulgated under the Act) no later than 45 days after the end of the 12 month period (or 90 days after the end of the 12-month period if such period is a fiscal year), commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of a Registration Statement, which statements shall cover said 12-month period.

          (m) Notwithstanding anything in this Agreement to the contrary, no Holder of Registrable Securities shall be entitled to sell any of such Registrable Securities pursuant to the Shelf Registration Statement or to receive a Prospectus relating thereto unless such Holder (A) has at such time a current intent to sell such Registrable Securities, and at the request of the Company (directly or through the Representative) confirms such intent in writing, and (B) has furnished to the Representative who shall have furnished to the Company promptly after the Company's request, such information regarding such Holder and the distribution of such Registrable Securities as the Company may from time to time request. The Company may exclude from such registration the Registrable Securities of any Holder who does not furnish such information provided above. Each Holder of Registrable Securities as to which any Registration Statement is being effected agrees promptly to furnish to the Company, through the Representative, all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading. Any sale of any Registrable Securities by any Holder shall constitute a representation and warranty by such Holder that the information relating to such Holder and its plan of distribution is as set forth in the Prospectus delivered by such Holder in connection with such disposition, that such Prospectus does not as of the time of such sale contain any untrue statement of a material fact relating to such Holder or its plan of distribution and that such Prospectus does not as of the time of such sale omit to state any material fact relating to such Holder or its plan of distribution necessary to make the statements in such Prospectus, in light of the circumstances under which they were made, not misleading. The Holders will not purchase any securities of the Company or sell any securities of the Company, except pursuant to the Registration Statement, based upon such information or any other information acquired from the Company pursuant to this Agreement and not at the time provided to the public.

          (n) Each Holder agrees that, in disposing of any Registrable Securities, the Holder shall comply with all applicable securities laws, including Rules 10b-2, 10b-5, 10b-6 and 10b-7 promulgated under the Securities Exchange Act of 1934, as amended. Each Holder agrees that in selling any Registrable Securities under the Shelf Registration Statement, the Holder or the Representative shall deliver the current Prospectus contained in the Shelf Registration Statement, as amended and supplemented, to all persons as required by the Act and the regulations thereunder and shall comply with any applicable "blue sky" laws and regulations in connection with the disposition of such shares.

          (o) Each Holder understands and agrees that the Merger Shares constitute "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving any public offering and that under applicable laws and regulations such securities may be resold without registration under the Act only in certain limited circumstances. Each Holder further agrees not to make any disposition of all or any portion of the Registrable Securities unless:

               (i)  There is then in effect a Registration
Statement under the Act covering the proposed disposition, and the disposition is made in accordance with the Registration Statement; or

               (ii) (A) The Registrable Securities shall have been held for at least two years and are sold pursuant to all conditions of Rule 144 under the Act; (B) the disposition is qualified, or exempt from qualification, under all applicable state securities laws, and the Registrable Securities are sold in accordance with such qualification or exemption; (C) the Holder shall have first notified the Company of the proposed disposition and furnished the Company with a statement of the proposed manner of disposition and, should the Company so request, an opinion of counsel, reasonably satisfactory to the Company, that the disposition will not require registration of the securities under the Act or qualification under state securities laws; and (D) all applicable requirements of federal and state securities laws shall have been observed.

          (p) It is understood and agreed by each Holder that, for the three year period commencing with the Closing
Date (unless and until such securities are sold pursuant to an effective Registration Statement), the certificates or other instruments evidencing the Registrable Securities shall bear the following or any substantially similar legend:

          "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO REGISTRATION (WITH CURRENT PROSPECTUS) AND QUALIFICATION OR EXEMPTIONS THEREFROM IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN A CERTAIN REGISTRATION RIGHTS AGREEMENT DATED AUGUST 31, 1994 AMONG CADENCE DESIGN SYSTEMS, INC. (THE "COMPANY") AND CERTAIN SHAREHOLDERS OF REDWOOD DESIGN AUTOMATION, INC. THE EXISTENCE OF ANY EXEMPTIONS OR OF AN EFFECTIVE REGISTRATION STATEMENT AND CURRENT PROSPECTUS MUST BE ESTABLISHED TO THE SATISFACTION OF COUNSEL FOR THE COMPANY PRIOR TO ANY SALE OF THESE SECURITIES. THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE REGISTRATION RIGHTS AGREEMENT TO THE HOLDER OF THIS CERTIFICATE UPON WRITTEN REQUEST THEREFOR."

The Company also may issue to its transfer agent stop transfer instructions with respect to the stock as a means of effectuating compliance with the limitations set forth in this Section 3(p).

     4. Registration Expenses. All fees and expenses incident to the Company's performance of or compliance with this Agreement and authorized by the Company shall be borne by the Company whether or not any Shelf Registration Statement becomes effective. Such fees and expenses (the "Registration Expenses") shall include, without limitation,
(i) all registration and filing fees (including, without limitation, fees and expenses of compliance with federal securities or Blue Sky laws, subject to the limitations set forth in Sections 3(h) and 3(m), (ii) printing expenses (including, without limitation, expenses of printing prospectuses is reasonably requested by the Representative),
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company in connection with any Registration Statement and (v) Act liability insurance obtained by the Company in its sole discretion. In addition, the Company shall pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of any securities to be registered on any securities exchange on which similar securities issued by the Company are then listed and rating agency fees, if any, and the fees and expenses of any person, including special experts, retained by the Company.

     5.   Indemnification.

          (a) Indemnification by the Company. The Company shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, and each person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) from and against all losses, liabilities, claims, damages and expenses (including but not limited to reasonable attorney fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (collectively, "Losses"), arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made), except insofar as the same are based solely upon information (i) furnished in writing to the Company by such Holder or the Representative expressly for use therein, or (ii) deemed to have been represented and warranted to the Company by such Holder under Section 3(m) hereof; provided, that the Company shall not be liable to any Holder (or any person controlling such Holder) to the extent that any such Losses arise out of or are based upon any offer or sale by such Holder that is not pursuant to the Shelf Registration Statement or in compliance with such Holder's obligations under this Agreement or upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)(i) such Holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission, or (B)(i) such untrue statement or alleged untrue statement, omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (ii) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Holder thereafter fails to deliver such Prospectus as so amended or supplemented, with or prior to the delivery of written confirmation of the sale of a security to the person asserting the claim from which such Losses arise. The Company shall also indemnify each person who controls such person (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders.

          (b)  Indemnification by the Holders.  In
connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder of Registrable Securities shall furnish to the Company, through the Representative, in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and shall, without limitation as to time, indemnify and hold harmless, to the fullest extent permitted by law, the Company, its directors and officers and each other person who controls the Company (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act), from and against all Losses arising out of or based upon (i) any offer or sale by such Holder that is not pursuant to the Shelf Registration Statement or in compliance with such Holder's obligations under this Agreement or (ii) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or in any amendment or supplement thereto or arising out of or based upon any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading (in the case of a prospectus or preliminary prospectus, in light of the circumstances under which they were made), to the extent, but only to the extent, that such untrue statement or omission is (A) contained in any information furnished in writing by such Holder or the Representative to the Company expressly for use in such Registration Statement, Prospectus or preliminary prospectus, or (B) deemed to have been represented and warranted to the Company by such Holder under Section 3(n) hereof. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the value of that Holder's Merger Shares at the Closing Date, less any amounts attributable to any liability or claimed liability such Holder shall already have paid by reason of any such misstatement or alleged misstatement or omission or alleged omission.

          (c) Conduct of Indemnification Proceeding. If any person shall be entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any proceeding with respect to which such indemnified party seeks indemnification pursuant hereto; provided, that the failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability other than under this Section 5 and, without limiting the generality of the foregoing, except to the extent that the indemnifying party has been prejudiced materially by such failure. All such fees and expenses (including any fees and expenses reasonably incurred in connection with investigating or preparing to defend such action or proceeding) shall be paid to the indemnified party on a quarterly basis following written notice thereof to the indemnifying party (notwithstanding the absence of judicial determination as to the propriety and enforceability of the indemnifying party's obligation to reimburse the indemnified party for such expense and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction). In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate therein and it may elect by written notice delivered to the indemnified party within a reasonable period of time after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnifying party.

          (d)  Not Exclusive Remedy; Survival.  The
indemnity, contribution and expense reimbursement obligations of the indemnifying party hereunder shall be in addition to any liability the indemnifying party may otherwise have hereunder, under the Reorganization Agreement or otherwise. The provisions of this Section 5 shall survive notwithstanding any investigation made by or on behalf of the Representative, any Holder or the Company or any of the officers, directors or controlling persons referred to in this Section 5, any transfer of the Registrable Securities by any Holder or any termination of this Agreement.

     6.   Public Trading.  During any Selling Window, the
Company will cause its shares of Common Stock to be listed for trading on the New York Stock Exchange or the American
Stock Exchange or quoted and eligible for trading on the Nasdaq National Market.

     7. Representative. Irwin Federman is named as initial representative of the Holders (the "Representative") with full authority to act on behalf of the Holders as set forth in this Agreement. In the event Mr. Federman ceases to serve as Representative or if the Holders choose to elect an alternative Representative, a successor Representative may be elected by the written consent of the holders of a majority of the outstanding Merger Shares. The Representative shall not be liable for any act done or omitted in good faith and in the exercise of reasonable judgment under this Agreement.

     8.   Miscellaneous.

          (a) Remedies. In the event of a breach by either party of such party's obligations under this Agreement, each of the other parties, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of such party's rights under this Agreement. Each party agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by such party of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, such party shall waive the defense that a remedy at law would be adequate.

          (b) No Conflicting Agreements. The Company has not, as of the date hereof, and shall not knowingly, on or after the date hereof, enter into any agreement with respect to its securities that conflicts with the rights granted to the Holders in this Agreement.

          (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of the Representative.

          (d)  Notices.  All notices and other
communications provided for or permitted hereunder shall be made in writing and shall be deemed given at the open of business on the first business day following (i) the time delivery is made, if made by hand delivery, (ii) the time the telecopy is successfully transmitted, if made by telecopier, or (iii) the business day after such notice is deposited with a reputable next-day courier, postage prepaid, to the parties as follows:

          (x) if to a Holder of Registrable Securities, notices to any Holder will be given to the Representative at the most current address given by such Representative to the Company in accordance with the provisions of this Section 9(d); and

          (y) if to the Company, to Cadence Design Systems, Inc., 2655 Seely Road, San Jose, California 95134, Attn:
Chief Financial Officer or to such other address as the Company may have furnished to the other parties in writing in accordance herewith.

          (e)  Assignability.  This Agreement shall be
binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The rights hereunder shall be assignable to any transferee of the Registrable Securities, so long as such transferee agrees in writing to comply with all of the terms and provisions herein on the same basis as all other Holders.

          (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which taken together shall constitute one and the same agreement.

          (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          (h)  Governing Law.  This Agreement shall be
governed by and construed in accordance with the laws of the State of California, as applied to contracts made and performed within the State of California without regard to principles of conflicts of laws.

          (i)  Severability.  If any term, provision,
covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

          (j) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and the registration rights granted by the Company. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to registration rights. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

          (k) Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          (l) Further Assurances. Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things reasonably necessary, proper or advisable under applicable law, and execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and the other documents contemplated hereby and to consummate and make effective the transactions contemplated hereby.


     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                              CADENCE DESIGN SYSTEMS, INC.


                             By:
                                 Joseph B. Costello,President



                              REDWOOD DESIGN AUTOMATION, INC.



                              By:
                                 Douglas G. Fairbairn,President



                              HOLDER



                                             [Name]

                             By:
                                           [Signature]

                              Title (if applicable):

                              Annex A

                 Series A Preferred Shareholders

         Allan E. Alcorn
         John G. Balletto
         James V. Barnett, II
         Henri Jarrat
         John A. McLaren
         Renascent, Inc.
         Saratoga Boy's Club 50
         Larry W. Sonsini
         Robert M. Walker III
         Gunnar A. Wetlesen
         WS Investment Company 90B
         Tak Yamamoto

             Series B Preferred Shareholders

         Mayfield VI
         Mayfield Associates
         Mohr, Davidow Ventures II
         Second Ventures, L.P.
         Sequoia XXI
         Sequoia Capital V
         Sequoia Technology Partners V
         Stanford University, Stanford Management Company
         U.S.V. Entrepreneur Partners
         U.S. Venture Partners III

           Series C Preferred Shareholders

         John G. Balletto
         Marshall G. Cox
         James Downey
         Jean-Luc Grand-Clement
         Henri Jarrat
         Mayfield VI
         Mayfield Associates
         John A. McLaren
         Merrill, Pickard, Anderson & Eyre
         Mohr, Davidow Ventures II
         MPAE V Affiliates Fund, L.P.
         Nippon Enterprises Development Corp.
         Second Ventures, L.P.
         Sequoia XXI
         Sequoia Capital V
         Sequoia Technology Partners V
         Marshall Smith
         Richard D. Stubblefield, Jr.
         U.S.V. Entrepreneur Partners
         U.S. Venture Partners III
         Robert M. Walker III
         L. Curtis Widdoes, Jr.
         Tak Yamamoto

                               EXHIBIT 5.01

                        Opinion of Fenwick & West

                                        October 14, 1994


Cadence Design Systems, Inc.
555 River Oaks Parkway
San Jose, California 95134

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-3 filed by you with the Securities and Exchange Commission ("SEC") on May 27, 1994, as amended by Amendment No. 1 thereto to be filed by you with the SEC on or about October 18, 1994 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of up to 2,269,340 shares of your Common Stock (the "Stock"), 550,000 shares (the "Comdisco Shares") of which are issued, outstanding and held by Comdisco Systems, Inc. ("Comdisco Systems"), 1,300,000 shares (the "Warrant Shares") of which are issuable upon the exercise of a warrant held by Comdisco Systems (the "Comdisco Warrant") and 419,340 shares of which are issued, outstanding and held by (or on behalf of, pursuant to an escrow agreement) the former shareholders of Redwood Design Automation, Inc. (the "Redwood Shares").

As your counsel, we have examined the proceedings taken by you in connection with the issuance of the Comdisco Shares, the Redwood Shares and the Comdisco Warrant. It is our opinion that the Comdisco Shares and the Redwood Shares are legally issued, fully paid and nonassessable and that the Warrant Shares, when issued and sold in accordance with the terms of the Comdisco Warrant, will be legally issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto which have been approved by us.

                              Very truly yours,

                              FENWICK & WEST

                        EXHIBIT 23.01

               Consent of Arthur Andersen LLP

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 1994 included in the Annual Report on Form 10-K of Cadence Design Systems, Inc. for the year ended December 31, 1993 and to all references to our firm included in this registration statement.

                                ARTHUR ANDERSEN LLP

San Jose, California
October 14, 1994

                             EXHIBIT 23.02




                  Consent of Deloitte & Touche LLP

              CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 33-53875 of Cadence Design Systems, Inc. on Form S-3 of our reports dated January 27, 1992 and March 28, 1994 (relating to the consolidated financial statements and related financial statement schedules of Valid Logic Systems Incorporated, not presented separately herein) appearing in the Annual Report on Form 10-K of Cadence Design Systems, Inc. for the year ended December 31, 1993 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
San Jose, California
October 14, 1994